                [FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION LOGO]




                             MAIN AND LOVERN STREETS
                             HAZARD, KENTUCKY 41701
                                 (606) 436-3860

                     NOTICE OF SPECIAL MEETING OF DEPOSITORS

         On December ___, 2004, First Federal Savings and Loan Association of Hazard ("First Federal of Hazard") will hold a special meeting of depositors at First Federal of Hazard's main office, Main and Lovern, Hazard, Kentucky. The meeting will begin at _:00 _.m., local time. At the meeting, depositors will consider and act on the following:

         1. The plan of reorganization pursuant to which First Federal of Hazard will be reorganized into the mutual holding company structure. As part of voting on the plan of reorganization, depositors will be approving the proposed charters and bylaws for First Federal of Hazard, Kentucky First Federal Bancorp ("Kentucky First") and First Federal MHC attached to the plan of reorganization. Pursuant to the plan of reorganization, Kentucky First will issue 55% of its common stock to First Federal MHC, a federally chartered mutual holding company that will be formed pursuant to the plan of reorganization, and will issue 45% of its common stock for sale to eligible depositors and to shareholders of Frankfort First Bancorp, Inc. ("Frankfort First") in connection with Kentucky First's acquisition of Frankfort First.

         2. Such other business that may properly come before the special meeting or any adjournment of the special meeting.

                  NOTE:The Board of Directors is not aware of any such other business at this time.

         The Board of Directors has fixed the close of business on [RECORD DATE], 2004 as the record date for the determination of depositors of First Federal of Hazard entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. Only depositors of First Federal of Hazard, as of the close of business on [RECORD DATE], 2004, will be entitled to vote at the special meeting.

       PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD(s) SOLICITED BY THE BOARD OF DIRECTORS AND MAIL THE PROXY CARD(s) PROMPTLY IN THE ENCLOSED PROXY REPLY ENVELOPE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

       NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS. VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR STOCK OFFERING.

                                   By Order of the Board of Directors




                                   Roy L. Pulliam, Jr.
                                   Secretary

Hazard, Kentucky
[MAIL DATE], 2004


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              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD


--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Federal Savings and Loan Association of Hazard ("First Federal of Hazard") to be used at a special meeting of depositors. The special meeting will be held at First Federal of Hazard's main office, Main and Lovern Streets, Hazard, Kentucky, on December ___, 2004 at _:_ _ _.m., local time. This proxy statement and the enclosed proxy card(s) are being first mailed to depositors on or about ____________, 2004.

                           VOTING AND PROXY PROCEDURE

WHO CAN VOTE AT THE MEETING

         The Board of Directors has fixed the close of business on [RECORD DATE], 2004 as the record date for the determination of depositors entitled to notice of and to vote at the special meeting and at any postponement or adjournment of the special meeting. All depositors of First Federal of Hazard, as of [RECORD DATE], 2004, will be entitled to vote at the special meeting.

         Each depositor as of the close of business on [RECORD DATE], 2004 will be entitled to cast one vote per $100, or fraction thereof, of the participation value of all of such depositor's deposit accounts in First Federal of Hazard as of the close of business on [RECORD DATE], 2004. However, no depositor may cast more than 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate $100,000 account in their own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. Our records indicate that as of the close of business on [RECORD DATE], 2004, there were approximately ________ depositors entitled to cast a total of ___________ votes at the special meeting.

         Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and qualified plan accounts established at First Federal of Hazard, the beneficiary may direct the custodian's vote on the plan of reorganization by returning a completed proxy card to First Federal of Hazard.

QUORUM AND VOTE REQUIRED

         Any number of depositors present and voting, represented in person or by proxy, at the special meeting will constitute a quorum.

         You may vote in favor of or against each proposal. The adoption of the plan of reorganization requires approval by at least a majority of the total number of votes entitled to be cast at the special meeting. If there are insufficient votes for approval of the plan of reorganization at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies.

VOTING BY PROXY

         Our Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your votes to be represented at the special meeting by the persons named in the enclosed proxy card. All votes represented at the special meeting by properly executed and dated proxies will be cast according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your votes will be cast as recommended by our Board of Directors. Our Board of Directors recommends that you vote FOR approval of the plan of reorganization. Pre-existing proxies cannot be utilized in connection with the proposed plan of reorganization and the related transactions provided for in the plan of reorganization. The proxies being solicited by our Board of Directors are only for use at the special meeting and at any adjournment of the special meeting and will not be used for any other meeting.

         If any matters not described in this proxy statement are properly presented at the special meeting, the Board of Directors of First Federal of Hazard will use their own best judgment to determine how to cast your votes. This includes a motion to adjourn or postpone the special meeting in order to solicit additional proxies. We may adjourn or postpone the meeting in order to solicit additional proxies if we have not received a sufficient number of votes to approve the plan of reorganization. However, no proxy that is voted against the plan of reorganization will be voted in favor of adjournment to solicit additional proxies. If the special meeting is postponed or adjourned, your votes may be cast by the persons named in the proxy card on the new special meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the special meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of First Federal of Hazard in writing before your votes have been cast at the special meeting, deliver a later-dated proxy, or attend the meeting and cast your votes in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

SOLICITATION OF PROXIES AND TABULATION OF THE VOTE

         To the extent necessary to permit approval of the plan of reorganization, proxies may be solicited by certain of our officers, directors or employees by telephone or through other forms of communication and, if necessary, the special meeting may be adjourned to a later date. Such persons will be reimbursed by us for their reasonable out-of-pocket expenses incurred in connection with such solicitation. We will bear all costs associated with proxy solicitation and vote tabulation. In addition, Capital Resources, Inc. may assist us in soliciting proxies for the special meeting.

              PROPOSAL 1 -- APPROVAL OF THE PLAN OF REORGANIZATION

GENERAL

         On July 14, 2004, our Board of Directors unanimously adopted the plan of reorganization. Under the plan of reorganization, we will reorganize into the mutual holding company structure, convert from the mutual to stock form of organization and become a wholly owned subsidiary of Kentucky First, a federal stock corporation that we will form. In approving the plan of reorganization, depositors will also be approving the proposed charters and bylaws for First Federal of Hazard, Kentucky First Federal Bancorp ("Kentucky First") and First Federal MHC, a federally chartered mutual holding company that we will form, attached to the plan of reorganization.

         Pursuant to the plan of reorganization, Kentucky First will issue 55% of its common stock to First Federal MHC. In addition, Kentucky First will issue 45% of its common stock for sale to eligible depositors and to shareholders of Frankfort First Bancorp, Inc. ("Frankfort First") in connection with Kentucky First's acquisition of Frankfort First.

         The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of Kentucky First and First Federal of Hazard as reorganized, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by Kentucky First from the sale of the common stock. If the reorganization is terminated, First Federal of Hazard would be required to charge all reorganization expenses against current income.

         THE OFFICE OF THRIFT SUPERVISION APPROVED OUR PLAN OF REORGANIZATION, SUBJECT TO, AMONG OTHER THINGS, APPROVAL OF THE PLAN OF REORGANIZATION BY DEPOSITORS. HOWEVER, APPROVAL BY THE OFFICE OF THRIFT SUPERVISION DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF REORGANIZATION.

DESCRIPTION OF THE REORGANIZATION

         We are undergoing a transaction referred to as a mutual holding company reorganization. Currently, we are a mutual (meaning no stockholders) savings and loan association. The mutual holding company reorganization process that we are now undertaking involves a series of transactions by which we will convert from the mutual form of organization to the mutual holding company form of organization. In the mutual holding company form of organization, we will be a federally chartered stock savings bank and all of our stock will be owned by Kentucky First. In addition, 45% of Kentucky First's stock will be owned by the public, including our employee stock ownership plan, and 55% of Kentucky First's stock will be owned by First Federal MHC. First Federal of Hazard's depositors will become members of First Federal MHC.

         After the reorganization and merger, our ownership structure will be as follows:



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        ------------------------          -----------------------
        |                      |          |        Public       |
        |  First Federal MHC   |          |     stockholders    |
        ------------------------          -----------------------
               |    55% of                        |  45% of
               |    common stock                  |  common stock
               |                                  |
               |                                  |
               |              Kentucky First      |
        ---------------------------------------------------------
               |                                  |
               |   100% of                        |       100% of
               |   common stock                   |  common stock
        ------------------------          -----------------------
        |                      |          |                     |
        |   First Federal of   |          |  First Federal of   |
        |        Hazard        |          |      Frankfort      |
        ------------------------          -----------------------

         Consummation of the reorganization (including the offering of common stock in the offering) is conditioned upon the approval of the plan of reorganization by (i) the Office of Thrift Supervision and (ii) at least a majority of the total number of votes eligible to be cast by depositors of First Federal of Hazard at the special meeting of depositors.

         A detailed description of First Federal of Hazard and the proposed reorganization and related stock offering is contained in the prospectus, which has been delivered with this proxy statement and which is incorporated in this proxy statement by reference. Details of the reorganization can be found in the prospectus section entitled "The Reorganization and Stock Offering." A copy of the plan of reorganization and the attached charters and bylaws of First Federal of Hazard, Kentucky First and First Federal MHC are available upon written request to First Federal of Hazard at the address on the front of this proxy statement. In order to receive timely delivery of the documents in advance of the special meeting of depositors, you should make your request no later than ____________, 2004.

         THE ENCLOSED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT FIRST FEDERAL OF HAZARD, KENTUCKY FIRST, FIRST FEDERAL MHC AND THE REORGANIZATION, INCLUDING THE RIGHTS OF THE DEPOSITORS OF FIRST FEDERAL OF HAZARD ENTITLED TO SUBSCRIBE FOR SHARES OF KENTUCKY FIRST COMMON STOCK IN THE STOCK OFFERING. YOU ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY BEFORE SUBMITTING YOUR PROXY CARD(s).

         THE ENCLOSED PROSPECTUS IS NOT AN OFFER TO SELL NOR A SUBSTITUTE OF ANY OFFER TO BUY COMMON STOCK IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

REASONS FOR REORGANIZATION

         Our primary reasons for the reorganization are to:

         - provide us with the capital to acquire Frankfort First and its subsidiary, First Federal of Frankfort;

         - structure our business in a form that will enable us to access capital markets;

         - permit us to control the amount of capital being raised to enable us to prudently deploy the proceeds of the offering;

         - support future lending and growth, including expanded exposure within Kentucky;

         - enhance our ability to attract and retain qualified directors, management and other employees through stock-based compensation plans; and

         - support possible future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

         The disadvantages of the reorganization considered by our Board of Directors are:

         - additional expense and effort of operating as a public company listed on the Nasdaq Stock Market;

         - the inability of stockholders other than First Federal MHC to obtain majority ownership of Kentucky First and First Federal of Hazard, which may result in the perpetuation of our management and board of directors; and

         - the corporate ownership and regulatory policies relating to the mutual holding company structure that may be adopted from time to time which may have an adverse impact on stockholders other than First Federal MHC.

         See "The Reorganization and Stock Offering-Reasons for the Reorganization" in the prospectus for a more detailed discussion of the basis upon which our Board of Directors determined to undertake the proposed reorganization. As more fully discussed in that section and in other sections of the prospectus, our Board of Directors believes that the plan of reorganization is in the best interest of First Federal of Hazard, its depositors and the customers and communities it serves.

EFFECTS OF REORGANIZATION ON DEPOSITORS, BORROWERS AND MEMBERS

         While the reorganization is being accomplished, the normal business of First Federal of Hazard will continue without interruption, including being regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After the reorganization, we will continue to provide services for our depositors and borrowers under current policies by our present management and staff. In addition, the reorganization will not affect any deposit accounts or borrower relationships with us.

         After the reorganization, direction of First Federal of Hazard will continue to be under the control of its board of directors. Kentucky First, as the holder of all of the outstanding common stock of First Federal of Hazard, will have exclusive voting rights with respect to any matters concerning First Federal of Hazard requiring stockholder approval, including the election of directors.

         After the reorganization, stockholders of Kentucky First will have exclusive voting rights with respect to any matters concerning Kentucky First requiring stockholder approval. By virtue of its ownership of a majority of the outstanding shares of common stock of Kentucky First, First Federal MHC will be able to control the outcome of most matters presented to the stockholders for resolution by vote.

         Holders of deposit accounts of First Federal of Hazard will become members of First Federal MHC. Such persons will be entitled to vote on all questions requiring action by the members of First Federal MHC, including the election of directors of First Federal MHC. In addition, all persons who become depositors of First Federal of Hazard following the reorganization will have membership rights with respect to First Federal MHC. Borrowers will not receive membership rights.

         See "The Reorganization and Stock Offering-Effects of Reorganization on Deposits, Borrowers and Members" in the prospectus for a more detailed discussion of the effect of the reorganization on the continuity of First Federal of Hazard, deposit accounts and loans, voting rights of members and liquidation rights.

DIRECTORS AND EXECUTIVE OFFICERS

         See "Our Management" in the prospectus for a discussion of the directors and executive officers of First Federal of Hazard.

MANAGEMENT COMPENSATION

         See "Management of First Federal of Hazard" in the prospectus for a discussion of management remuneration.

BUSINESS OF FIRST FEDERAL OF HAZARD

        See "Business of First Federal of Hazard" in the prospectus for a discussion of the business of First Federal of Hazard. See also "Selected Financial and Other Data of First Federal of Hazard," "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Federal of Hazard," "Regulation and Supervision" and "Federal and State Taxation."

DESCRIPTION OF THE PLAN OF REORGANIZATION

         The Office of Thrift Supervision has approved the plan of reorganization, subject to its approval by First Federal of Hazard's depositors and the satisfaction of certain other conditions. However, approval by the Office of Thrift Supervision does not constitute a recommendation or endorsement of the plan of reorganization. See "The Reorganization and Stock Offering" in the prospectus for a description of the plan of reorganization. See also

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"Summary," "Pro Forma Data," "Subscriptions By Executive Officers and Directors"
and "Federal and State Taxation."

DESCRIPTION OF CAPITAL STOCK

         See "Description of Kentucky First Capital Stock" in the prospectus for a description of the common stock to be offered. See also "Market for Kentucky First Common Stock." Kentucky First will, where practicable, use its best efforts to encourage and assist professional market makers in establishing and maintaining a market for the common stock of Kentucky First.

CAPITALIZATION

         See "Capitalization" in the prospectus for a description of the capitalization of First Federal of Hazard and the pro forma capitalization of Kentucky First.

USE OF NEW CAPITAL

         See "Use of Proceeds" in the prospectus for a description of the purposes for which the net proceeds from the common stock to be sold are intended to be invested or otherwise used.

NEW CHARTERS, BYLAWS OR OTHER DOCUMENTS

         In approving the plan of reorganization, depositors will also be approving the proposed charters and bylaws for First Federal of Hazard, Kentucky First and First Federal MHC attached to the plan of reorganization. Upon completion of the reorganization, our mutual charter and bylaws will be extinguished and First Federal of Hazard will be governed by the stock charter and bylaws. See "The Reorganization and Stock Offering" for disclosure concerning any material differences in First Federal of Hazard's mutual charter and bylaws and First Federal of Hazard's stock charter and bylaws.

         A copy of the plan of reorganization and the attached charters and bylaws of First Federal of Hazard, Kentucky First and First Federal MHC are available upon written request to First Federal of Hazard at the address on the front of this proxy statement. In order to receive timely delivery of the documents in advance of the special meeting of depositors, you should make your request no later than ____________, 2004.

         In addition, although the Board of Directors of Kentucky First is not aware of any effort that might be made to obtain control of Kentucky First after the reorganization, the Board of Directors believes it is appropriate to adopt certain provisions permitted by federal regulations that may have the effect of deterring a future takeover attempt that is not approved by Kentucky First's Board of Directors. Such provisions include the following:

         - a 10% limitation on voting rights for a period of five years after the date of the reorganization;

         - a classified board of directors divided into three classes, each of which contains approximately one-third of the number of directors;

         - the board of directors' ability to fill vacancies on the board and the ability of stockholders to remove directors only for cause and only upon the vote of a majority of the outstanding shares of voting stock;

         - a director qualification provision regarding criminal or dishonest actions;

         - limitations on stockholder action by written consent and calling of special meetings of stockholders;

         - advance notice provisions for stockholder nominations and proposals; and

         -        authorized but unissued shares of capital stock.

OTHER MATTERS

         Kentucky First will register its capital stock under Section 12(g) of the Securities Exchange Act, as amended, and it will not deregister the stock for a period of at least three years in accordance with applicable regulations.

FINANCIAL STATEMENTS

         See "Index to Financial Statements" included in the prospectus.

CONSENTS OF EXPERTS AND REPORTS

         See "Experts" in the prospectus for a description of the consents of experts. See also "Index to Financial Statements" included in the prospectus.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our Board of Directors recommends that you vote FOR the proposal to approve the plan of reorganization.

         Voting for the plan of reorganization will not obligate you to purchase any common stock.

                  REVIEW OF OFFICE OF THRIFT SUPERVISION ACTION

         Any person aggrieved by a final action of the Office of Thrift Supervision which approves, with or without conditions, or disapproves a plan of reorganization pursuant to this part may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the Office of Thrift Supervision be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R.
Section 563b.205, whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the Office of Thrift Supervision by the clerk of the court and thereupon the Office of Thrift Supervision files in the court the record in the proceeding, as provided in
Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the Office of Thrift Supervision. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the United States Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

                                    By Order of the Board of Directors



                                    Roy L. Pulliam, Jr.
                                    Secretary

Hazard, Kentucky
_______________, 2004

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                                 REVOCABLE PROXY


              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
      OF DIRECTORS OF FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

         The undersigned depositor of First Federal Savings and Loan Association of Hazard ("First Federal of Hazard") hereby appoints the full Board of Directors as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of depositors to be held at [MEETING LOCATION] at [MEETING TIME], [MEETING DATE], and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

                  FOR or AGAINST the plan of reorganization pursuant to which First Federal of Hazard will be reorganized into the mutual holding company structure. As part of voting on the plan of reorganization, depositors will be approving the proposed charters and bylaws for First Federal of Hazard, Kentucky First Federal Bancorp ("Kentucky First") and First Federal MHC attached to the plan of reorganization. Pursuant to the plan of reorganization, Kentucky First will issue 55% of its common stock to First Federal MHC, a federally chartered mutual holding company that will be formed pursuant to the plan of reorganization, and will issue 45% of its common stock for sale to eligible depositors and to shareholders of Frankfort First Bancorp, Inc. ("Frankfort First") in connection with Kentucky First's acquisition of Frankfort First.

         This proxy will be voted as directed by the undersigned depositor. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF REORGANIZATION. In addition, this proxy will be voted at the discretion of the Board of Directors upon any other matter as may properly come before the special meeting.

         The undersigned may revoke this proxy at any time before it is voted by delivering to the Secretary of First Federal of Hazard either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting, filing a written revocation and voting in person. The undersigned hereby acknowledges receipt of the notice of special meeting of depositors and proxy statement and accompanying prospectus.

   IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE. NOT VOTING WILL
               HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSAL

                   VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

PLEASE MARK VOTE BY MARKING
ONE OF THE FOLLOWING BOXES AS
SHOWN  [X]

         The plan of reorganization pursuant to which First Federal of Hazard will be reorganized into the mutual holding company structure (as described on the reverse side of this proxy card).

                     FOR [ ]            AGAINST [ ]

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Depositors of First Federal of Hazard called for [MEETING DATE] and a Proxy Statement for the Special Meeting prior to the signing of this proxy.



SIGNATURE                                       DATE:
         -----------------------------------         ---------------------------


SIGNATURE                                       DATE:
         -----------------------------------         ---------------------------

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IMPORTANT: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY. JOINT ACCOUNTS NEED ONLY ONE SIGNATURE. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, AGENT, OFFICER, EXECUTOR, TRUSTEE, GUARDIAN, ETC., PLEASE ADD YOUR FULL TITLE TO YOUR SIGNATURE.